Exhibit (d.2)

Schedule A

to the

Investment Advisory Agreement dated December 1, 2009

between

iShares, Inc.

and

BlackRock Fund Advisors

Advisory Fee for the Category I Funds:

0.59% per annum of the aggregate net assets of the Category I Funds less than or equal to $7.0 billion plus 0.54% per annum of the aggregate net assets of the Category I Funds over $7.0 billion, up to and including $11.0 billion plus 0.49% per annum of the aggregate net assets of the Category I Funds over $11.0 billion, up to and including $24.0 billion plus 0.44% per annum of the aggregate net assets of the Category I Funds over $24.0 billion, up to and including $48.0 billion plus 0.40% per annum of the aggregate net assets of the Category I Funds over $48.0 billion, up to and including $72.0 billion,

plus 0.36% per annum of the aggregate net assets of the Category I Funds in excess of $72.0 billion

Category I Funds:

iShares MSCI Australia ETF

iShares MSCI Austria Capped ETF

iShares MSCI Belgium Capped ETF

iShares MSCI Canada ETF

iShares MSCI EMU ETF

iShares MSCI France ETF

iShares MSCI Germany ETF

iShares MSCI Hong Kong ETF

iShares MSCI Ireland Capped ETF*

iShares MSCI Italy Capped ETF

iShares MSCI Japan ETF

iShares MSCI Japan Small-Cap ETF

iShares MSCI Malaysia ETF

iShares MSCI Mexico Capped ETF

iShares MSCI Netherlands ETF

iShares MSCI New Zealand Capped ETF*

iShares MSCI Singapore ETF

iShares MSCI Spain Capped ETF

iShares MSCI Sweden ETF

iShares MSCI Switzerland Capped ETF

iShares MSCI United Kingdom ETF

Advisory Fee for Category II Funds:

0.74% per annum of the aggregate net assets of the Category II Funds less than or equal to $2.0 billion plus 0.69% per annum of the aggregate net assets of the Category II Funds over $2.0 billion, up to and including $4.0 billion plus 0.64% per annum of the aggregate net assets of the Category II Funds over $4.0 billion, up to and including $8.0 billion plus 0.57% per annum of the aggregate net assets of the Category II Funds over $8.0 billion, up to and including $16.0 billion plus 0.51% per annum of the aggregate net assets of the Category II Funds over $16.0 billion, up to and including $32.0 billion plus 0.45% per annum of the aggregate net assets of the Category II Funds in excess of $32.0 billion

Category II Funds:

iShares MSCI All Peru Capped ETF*

iShares MSCI Brazil Capped ETF

iShares MSCI Brazil Small-Cap ETF*

iShares MSCI Chile Capped ETF

iShares MSCI China ETF*

iShares MSCI China Small-Cap ETF*

iShares MSCI Indonesia ETF*

iShares MSCI Israel Capped ETF

iShares MSCI Philippines ETF*

iShares MSCI Poland Capped ETF*

iShares MSCI Qatar Capped ETF*

iShares MSCI Russia Capped ETF**

iShares MSCI South Africa ETF

iShares MSCI South Korea Capped ETF

iShares MSCI Taiwan ETF

iShares MSCI Thailand Capped ETF

iShares MSCI Turkey ETF

iShares MSCI UAE Capped ETF*

Advisory Fee for Category IV Funds:

0.75% per annum of the aggregate net assets of the Category IV Funds less than or equal to $14.0 billion plus 0.68% per annum of the aggregate net assets of the Category IV Funds over $14.0 billion, up to and including $28.0 billion plus 0.61% per annum of the aggregate net assets of the Category IV Funds over $28.0 billion, up to and including $42.0 billion plus 0.54% per annum of the aggregate net assets of the Category IV Funds over $42.0 billion, up to and including $56.0 billion plus 0.47% per annum of the aggregate net assets of the Category IV Funds over $56.0 billion, up to and including $70.0 billion plus 0.41% per annum of the aggregate net assets of the Category IV Funds over $70.0 billion, up to and including $84.0 billion plus 0.35% per annum of the aggregate net assets of the Category IV Funds in excess of $84.0 billion

Category IV Funds:

iShares MSCI All Country Asia ex Japan ETF*

iShares MSCI BRIC ETF

iShares MSCI Emerging Markets Consumer Discretionary ETF

iShares MSCI Emerging Markets Eastern Europe ETF

iShares MSCI Emerging Markets Energy Capped ETF

iShares MSCI Emerging Markets ETF

iShares MSCI Emerging Markets Financials ETF*

iShares MSCI Emerging Markets Materials ETF*

iShares MSCI Emerging Markets Minimum Volatility ETF

iShares MSCI Emerging Markets Small-Cap ETF

Advisory Fee for iShares Category VI Funds:

0.35% per annum of the aggregate net assets less than or equal to $30.0 billion plus 0.32% per annum of the aggregate net assets over $30.0 billion, up to and including $60.0 billion plus 0.28% per annum of the aggregate net assets over $60.0 billion, up to and including $90.0 billion plus 0.252% per annum of the aggregate net assets in excess of $90.0 billion

Category VI Funds:

iShares Human Rights ETF*

iShares MSCI ACWI ETF*

iShares MSCI ACWI ex U.S. ETF*

iShares MSCI All Country World Minimum Volatility ETF

iShares MSCI EAFE ETF*

iShares MSCI EAFE Minimum Volatility ETF*

Fund	Annual Fee
iShares Asia/Pacific Dividend ETF	0.49%
iShares Core MSCI Emerging Markets ETF	0.18%
iShares Currency Hedged MSCI Emerging Markets ETF	0.78%

iShares Emerging Markets Corporate Bond ETF	0.60%
iShares Emerging Markets Dividend ETF	0.68%
iShares Emerging Markets High Yield Bond ETF	0.65%
iShares Emerging Markets Local Currency Bond ETF	0.60%
iShares Global ex USD High Yield Corporate Bond ETF	0.55%
iShares Global High Yield Corporate Bond ETF	0.55%
iShares Latin America Bond ETF	0.49%
iShares MSCI Colombia Capped ETF	0.61%
iShares MSCI Emerging Markets Asia ETF	0.68%
iShares MSCI Emerging Markets EMEA ETF	0.68%
iShares MSCI Emerging Markets Growth ETF	0.68%
iShares MSCI Emerging Markets Value ETF	0.68%
iShares MSCI Frontier 100 ETF	0.79%
iShares MSCI Global Agriculture Producers ETF	0.39%
iShares MSCI Global Energy Producers ETF	0.39%
iShares MSCI Global Gold Miners ETF	0.39%
iShares MSCI Global Metals & Mining Producers ETF	0.39%
iShares MSCI Global Silver Miners ETF	0.39%
iShares MSCI USA ETF	0.15%
iShares MSCI World ETF	0.24%

Advisory Fee for Group X Funds

	First $46 Billion	Greater than $46 Billion Up to $81 Billion	Greater than $81 Billion Up to $141 Billion	Greater than $141 Billion
iShares Latin America 40 ETF*	0.5000%	0.4750%	0.4513%	0.4287%
iShares MSCI Pacific ex Japan ETF	0.5000%	0.4750%	0.4513%	0.4287%
iShares Russell 2000 ETF*	0.2000%	0.1900%	0.1805%	0.1715%
iShares Russell 2000 Growth ETF*	0.2500%	0.2375%	0.2257%	0.2144%
iShares Russell 2000 Value ETF*	0.2500%	0.2375%	0.2257%	0.2144%
iShares Select Dividend ETF*	0.4000%	0.3800%	0.3610%	0.3430%
iShares U.S. Preferred Stock ETF*	0.4800%	0.4560%	0.4332%	0.4116%

*	This Fund is a fund of iShares Trust.
**	This Fund is a fund of iShares MSCI Russia Capped ETF, Inc.

Amended and Approved by the Board of Directors of iShares, Inc. on June 12-13, 2014.